As filed with the Securities and Exchange Commission on August 19, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INNODATA ISOGEN, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	13-3475943
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3 University Plaza
Hackensack, New Jersey 07601
(Address of Principal Executive Offices, Including Zip Code)

Innodata Isogen, Inc. 2009 Stock Plan, as amended and restated
(Full Title of the Plan)

Amy R. Agress
Vice President, General Counsel and Secretary
Innodata Isogen, Inc.
3 University Plaza
Hackensack, New Jersey 07601
(201) 371-8000
(Name and Address, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:
Oscar D. Folger, Esq.
Folger and Folger
521 Fifth Avenue
New York, New York 10175
(212) 697-6464

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one).

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (#) (1)	Proposed Maximum Offering Price Per Share ($) (3)	Proposed Maximum Aggregate Offering Price ($) (3)	Amount of Registration Fee ($) (3)
Common Stock, par value $0.01 per share (“Common Stock”)	1,048,169 (2)	2.88	3,018,726.72	350.47
Total	1,048,169	2.88	3,018,726.72	350.47

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall also automatically cover any additional shares of the Registrant’s common stock which may become issuable under the Innodata Isogen, Inc. 2009 Stock Plan, as amended and restated by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)	Represents shares that may hereafter be issued pursuant to the Innodata Isogen, Inc. 2009 Stock Plan, as amended and restated.

(3)
This estimate is made pursuant to Rule 457(c) solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. In the case of shares that may hereafter be issued, such assumed offering price is $2.88, which represents the average of the high and low prices per share of Registrant’s common stock as reported on the Nasdaq Stock Market on August 15, 2011.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

This Registration Statement on Form S-8 is filed by Innodata Isogen, Inc. (the “Company”) to register an additional 1,048,169 shares of common stock (the “Additional Shares”) which may be awarded under the Innodata Isogen, Inc. 2009 Stock Plan, as amended and restated. The Additional Shares are in addition to the 1,795,834 shares of common stock originally registered under the Registration Statement on Form S-8 (No. 333-172831) (the “Original S-8”), that was filed with the Securities and Exchange Commission on March 15, 2011.

Pursuant to General Instruction E of Form S-8, the contents of the Original S-8 are incorporated by reference herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

4.1
Form of Innodata Isogen, Inc. 2009 Stock Plan, as amended and restated (incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 22, 2011.)

5.1	Opinion of Folger and Folger

23.1	Consent of Folger and Folger (contained in Exhibit 5.1)

23.2	Consent of J.H. Cohn LLP

24.1	Power of Attorney (contained on signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hackensack, State of New Jersey on the 19th day of August 2011.

INNODATA ISOGEN, INC.

By:	/s/ Jack S. Abuhoff
Jack S. Abuhoff
Chairman of the Board of Directors
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jack S. Abuhoff and Amy R. Agress his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Jack S. Abuhoff	Chairman of the Board of Directors, Chief Executive Officer and	August 19, 2011
Jack S. Abuhoff	President (Principal Executive Officer)

/s/ O’Neil Nalavadi	Chief Financial Officer and Senior Vice President	August 19, 2011
O’Neil Nalavadi	(Principal Accounting Officer)

/s/ Haig S. Bagerdjian	Director	August 19, 2011
Haig S. Bagerdjian

/s/ Louise C. Forlenza	Director	August 19, 2011
Louise C. Forlenza

/s/Stewart R. Massey	Director	August 19, 2011
Stewart R. Massey

/s/ Todd H. Solomon	Director	August 19, 2011
Todd H. Solomon

/s/ Anthea C. Stratigos	Director	August 19, 2011
Anthea C. Stratigos

EXHIBIT INDEX

Exhibit No.	Description

4.1
Form of Innodata Isogen, Inc. 2009 Stock Plan, as amended and restated (incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 22, 2011.)

5.1	Opinion of Folger and Folger

23.1	Consent of Folger and Folger (contained in Exhibit 5.1)

23.2	Consent of J.H. Cohn LLP

24.1	Power of Attorney (contained on signature page hereto)